Security Information








Security Purchased
Comparison Security
Comparison Security
Cusip
BRUOLLACNPR5
BRSUBAACNOR3
536252109
Issuer
UNIVERSO ONLINE SA
SUBMARINO SA
LIONBRIDGE TECHNOLOGIES INC
Underwriters
Banco Pactual, Merrill Lynch, Citigroup, Deutsche
Bank AG, Espirito Santo Investment
CSFB
Goldman Sachs, Friedman Billings Ramsey
Years of continuous operation, including predecessors
> 3 years
> 3 years
> 3 years
Ticker
UOLL4 BZ
SUBA3 BZ
LIOX US
Is the affiliate a manager or co-manager of offering?
Co-Manager
N/A
N/A
Name of underwriter or dealer from which purchased
Merrill Lynch
N/A
N/A
Firm commitment underwriting?
Yes
Yes
Yes
Trade date/Date of Offering
12/14/2005
10/5/2005
12/13/2005
Total dollar amount of offering sold to QIBs
 $                              243,028,274
 $                              35,352,629
 $                              58,750,000
Total dollar amount of any concurrent public offering
 $                                     -
 $                                     -
 $                                     -
Total
 $                              243,028,274
 $                              35,352,629
 $                              58,750,000
Public offering price
 $                              7.88
 $                              11.82
 $                              6.25
Price paid if other than public offering price
 N/A
 N/A
N/A
Underwriting spread or commission
 $                              0.32
 $                              0.24
 $                              0.36
Rating
N/A
N/A
N/A
Current yield
N/A
N/A
N/A








Fund Specific Information








Board
Total Share Amount
Purchased
$ Amount of Purchase
% of Offering
Purchased by the Fund
Security
Performance^
Fund Performance^
Measurement Date*
Closed End Funds







Brazil Fund
Closed End
                      150,000
 $                 1,181,723
0.49%
6.94%
-2.38%
12/31/2005
Total

150,000
 $                 1,181,723
0.49%











^The Security and Fund Performance is
calculated based on information provided by State Street Bank.




*If a Fund executed multiple sales of a
security, the final sale date is listed.
If a Fund still held the security as of
the quarter-end, the quarter-end date is listed.